                                                                    EXHIBIT 99.1

                               VALLE DE ORO BANK, N.A.

                                1982 STOCK OPTION PLAN
                                        INDEX

ARTICLE                                                            COMMENCING
  NO.                          DESCRIPTION                            ON PAGE
--------------------------------------------------------------------------------

   1.            PURPOSE                                                 1
   2.            ADMINISTRATION                                          2
   3.            PARTICIPANTS                                            4
   4.            THE SHARES                                              4
   5.            GRANT, TERMS AND CONDITIONS                             5
                 OF OPTIONS
   6.            ADJUSTMENT OF AND CHANGES IN                           11
                 THE SHARES
   7.            LISTING OR QUALIFICATION OF                            14
                 SHARES
   8.            BINDING EFFECT OF CONDITIONS                           14
   9.            AMENDMENT AND TERMINATION OF                           15
                 THE PLAN
  10.            EFFECTIVENESS OF THE PLAN                              16
  11.            PRIVILEGES OF STOCK OWNERSHIP;                         17
                 SECURITIES LAW COMPLIANCE;
                 NOTICE OF SALE
  12.            INDEMNIFICATION                                        17

                               VALLE DE ORO BANK, N.A.
                                1982 STOCK OPTION PLAN
                           ____________oOo____________

1.   PURPOSE.

     The purpose of this 1982 Stock Option Plan (the "Plan") of Valle de Oro Bank, N.A. and its Affiliates (hereinafter collectively referred to as the "Bank"), is to secure for the Bank and its stockholders the benefits of the incentive inherent in the ownership of Common Stock of Valle de Oro Bank, N.A. by those key full-time, employees and officers of the Bank who will share responsibility with management of the Bank for its future growth and success.

     The word "Affiliate", as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Bank, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.   ADMINISTRATION.

     The following provisions shall govern the administration of the Plan:

     (a) the Plan shall be administered by a committee of the Board of Directors appointed for this purpose by the Board of Directors (the "Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (b) The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee, shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1954, as amended (the "Code"), and therefore eligible to receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be "incentive stock options," as defined in the Code, or "nonstatutory stock options"; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulations, ruling or interpretation applicable thereto; and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

     (c) No member of the Stock Option Committee while serving as such shall be, or during the one year period prior to such service shall have been, eligible to participate in the Plan or in any other such Stock Option, Stock Appreciation Right, Stock Bonus or other Stock Plan of the Bank or any of its Affiliates unless each such agreement granted under all such plans while such member is serving on the Stock Option Committee, or during the one year period prior to such service, including the grant of such option or right, the number of shares subject to such option or right, the exercise price and option or right term are subject to shareholder approval.

3.   PARTICIPANTS.

     Participants in the Plan shall be those key full-time salaried officers and employees of the bank to whom options may be granted from time to time by the Committee.

4.   THE SHARES.

     The shares of stock initially subject to options authorized to be granted under the Plan shall consist of twenty-five thousand (25,000) shares of Common Stock, $5.00 par value (the "Shares"), of Valle de Oro Bank, N.A., or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. The Shares subject to the Plan may be set aside out of the authorized but unissued shares of Common Stock of Valle de Oro Bank, N.A. not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

5.   GRANT, TERMS AND CONDITIONS OF OPTIONS.

     Options may be granted at any time prior to the termination of the Plan to key full-time salaried officers and employees of the Bank who, in the judgment of the Committee, contribute to the successful conduct of the Bank's operation through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate fair market value of the stock (determined as the date the option is granted) for which any one employee may be granted incentive stock options in any calendar year (under all stock option plans of the Bank or its Affiliates) shall not exceed $100,000 plus any unused limit carryover to such year as provided in Section 422A of the Code;
(iii)  except in the case of termination by death or disability, as set forth in
Section 5(c)
below, the granted option must be exercised by optionee no later than three (3) months after any termination of employment with the Bank and said employment must have been continuous since the granting of the option.

     In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) OPTION PRICE. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 10.2031-2. An employee of the Bank may not be granted an option in an amount, that, when exercised, will result in an employee's owning more than 10 percent (10%) of that class of stock of the Bank.

     (b) DURATION AND EXERCISE OF OPTIONS. Each option shall vest and shall be exercisable in such manner and at such time up to but not exceeding (10) years from the date the option is granted for all Participants as the Committee shall determine in its sole discretion; provided also, however, that the Committee may, in its sole discretion, accelerate the time of exercise of any option; provided further, that if an incentive stock option is granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted. No incentive stock option granted or otherwise outstanding under the Plan shall be exercisable by any optionee while there is outstanding (within the meaning of Section 422A of the Code) any previously granted incentive stock option to such optionee to purchase stock of the Bank or in a predecessor corporation. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

     To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased by cash, certified check, official Bank check or the equivalent thereof acceptable to the Bank together with written notice to the Secretary of the Bank identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Bank shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and non-statutory stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the non-statutory stock options.

     (c) TERMINATION OF EMPLOYMENT OR OFFICER OR DIRECTOR STATUS. Upon the termination of an optionee's status as an officer or employee of the Bank, his or her rights to exercise an option then held shall be only as follows:

     DEATH OR DISABILITY: If an optionee's employment or status as an officer or employee is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise such option on the date of the optionee's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

     An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

     CAUSE: If an employee or officer is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if an optionee makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with the Bank, or if an optionee is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other bank regulatory agency, neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer status, the optionee may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the optionee's behalf. IN CASE OF TERMINATION FOR CAUSE, THE BOARD OF DIRECTORS MAY, BY RESOLUTION, PERMIT OPTIONEE TO EXERCISE HIS OR HER OPTIONS FOR A PERIOD OF UP TO THIRTY (30) DAYS FROM THE DATE OF TERMINATION. For the purpose of this paragraph, termination of employment or officer status shall be deemed to occur when the Bank dispatches notice or advice to the optionee that the optionee's employment or status as an officer is terminated and not at the time of optionee's receipt thereof.

     OTHER REASONS: If an optionee's employment or status as an officer is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee's employment or status as an officer, provided the date of exercise is in no event after the expiration of the term of the option.

     (d) TRANSFERABILITY OF OPTION. Each option shall be transferable only by Will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

     (e) OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer of the Bank, nor limit in any way the right of the Bank to terminate an optionee's employment or status as an officer at any time.

     (f) USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of Valle de Oro Bank, N.A.


     (g) RIGHTS AS A SHAREHOLDER. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

6.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

     In the event the shares of Common Stock of Valle de Oro Bank, N.A., as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Valle de Oro Bank, N.A. or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of Valle de Oro Bank, N.A. shall be increased through the payment of a stock dividend or through a stock split, the Board of Directors shall substitute for or add to each share of Common Stock of Valle de Oro Bank, N.A. theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of Valle de Oro Bank, N.A. shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in Valle de Oro Bank, N.A. by reason of his rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

     No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     To the extent the foregoing adjustments relate to stock or securities of Valle de Oro Bank, N.A., such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off or assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.   LISTING OR QUALIFICATION OF SHARES.

     All option granted under the Plan are subject to the requirement that if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

8.   BINDING EFFECT OF CONDITIONS.

     The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those Shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee's best efforts to cause the officers of the Bank to refuse to record on the books of Valle de Oro Bank, N.A. any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9.   AMENDMENT AND TERMINATION OF THE PLAN.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of Valle de Oro Bank, N.A. and the approval of the

Comptroller of the Currency (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 5(a); (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of officers or employees eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of an officer or employee to whom such option shall theretofore have been granted, adversely affect the rights of such officer or employee under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten years from its adoption by the Board of Directors unless earlier terminated by the Board of Directors. The Comptroller of the Currency shall be notified if the Plan is terminated by the Board of Directors.

10.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective only upon approval by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon the approval of the Plan by the holders of a majority of the outstanding shares of Common Stock of the Bank.

11.  PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE.

     No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Bank may be listed shall have been duly complied with. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Bank notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12.  INDEMNIFICATION.

     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Bank shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Bank is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Bank, or all or any combination of the preceding; provided, the Director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Bank or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of Valle de Oro Bank, N.A. by a shareholder or holder of a voting trust certificate representing shares of Valle de Oro Bank, N.A. The provisions of this action shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

                               VALLE DE ORO BANK, N.A.

                                      INCENTIVE

                                STOCK OPTION AGREEMENT

                                                                Granting Date:


TO:


     We are pleased to notify you that Valle de Oro Bank, N.A. ("Valle") this day hereby grants to you an option to purchase all or any part of ___ shares of the Common Stock of Valle (the "Shares") at the Option Price of _______ per share as a Stock Option under Valle's 1982 Stock Option Plan (the "Plan").

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT.

THIS OPTION MAY BE EXERCISED ONLY IF THE PLAN IS APPROVED BY SHAREHOLDERS HOLDING AT LEAST A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF VALLE.

          1.   PURPOSE OF THE OPTION.

               One of the purposes of the Plan is to advance the interests of Valle by stimulating the efforts of officers and full-time salaried employees on behalf of Valle, by granting them financial participation in the progress and success of Valle.

          2.   SIGNATURE ON OPTION AGREEMENT.

               This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of Valle before the close of business on the 20th day after the granting date of this option. If you fail to do so, this option will terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to the option. Your obligation to purchase the Shares can arise only when you exercise this option in the manner set forth in Paragraph 3 below.

          3.   TERMS OF OPTION AND EXERCISE OF OPTION.

               The option is not exercisable while there is outstanding (within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended) (the "Code") any incentive stock option which was granted to you before the granting of this option, to purchase stock of Valle or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation (as defined for purposes of Section 422A of the

Code) of Valle, or in a predecessor corporation of any of such corporations.

               Subject to the provisions of Paragraph 4 below and this Paragraph 3, this option can be exercised by you at any time during a period of _____ (____) months from the granting date as follows:

               (a) This option may be exercised immediately to the extent of not more than ____ percent (___%) of the Shares;

               (b) After the expiration of _____ (__) months from the granting date, this option may be exercised to the extent of not more than _____________ percent (____%) of the Shares;

               (c) After the expiration of ________ (____) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (____%) of the Shares;

               (d) After the expiration of _________________ (____) months from the granting date, this option may be exercised to the extent of an additional ________________ percent (____%) of the Shares;

               (e)  After the expiration of _____________________ (___)
months from the granting date, this option may be exercised to the extent of an additional ____________________ percent (____%) of the Shares;

               (f) After the expiration of ________________ (___) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               (g) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               (h) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               (i) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               (j) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               (k) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares;

               Any portion of the options that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of ___________ (____) months from the granting date.

               This option may be exercised by delivering to the Secretary of Valle, payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official Bank check or the equivalent thereof acceptable to Valle, together with a written notice in a form satisfactory to Valle, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time Valle shall, without transfer or issue tax to you (or such other person entitled to exercise the option), deliver to you (or such other person entitled to exercise the option) at the principal office of Valle, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by Valle for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional Shares shall be issued or delivered.

               As a holder of an option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued to you upon the exercise of this option.

          4.   TERMINATION OF OFFICE OR EMPLOYMENT

               If your status as an employee or officer of Valle or its Affiliates (as such term is defined in the Plan) is terminated for any reason other than death or cause, this option may be exercised within three (3) months from the date of such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If, however, you are removed from your office or your employment with Valle or its Affiliates is terminated for cause as defined in the plan, this option shall expire at the time notice or advice of such removal or termination is dispatched by Valle or its Affiliates and notwithstanding anything else herein to the contrary, neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatsoever after such removal or termination.

               IN THE EVENT OF YOUR TERMINATION FOR CAUSE, THE BOARD OF DIRECTORS MAY, BY RESOLUTION, PERMIT YOU TO EXERCISE YOUR OPTIONS FOR A PERIOD OF UP TO THIRTY (30) DAYS FROM THE DATE OF TERMINATION OF YOUR EMPLOYMENT.

          5.   DEATH OR DISABILITY

               If you die or become disabled while an officer or employee of Valle or its Affiliates, the option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by the duly authorized executor of your will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve (12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option.

               Disability shall be determined under Section 422A of the Code in effect at the date of such disability. Section 422A of the Code currently uses the definition of Section 105(d)(4) of the Code which states:

          "(4) PERMANENT AND TOTAL DISABILITY DEFINED--For purposes of this subsection, an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such times as the Secretary may require."

          6.   NONTRANSFERABILITY OF OPTION.

               This option shall not be transferable except by Will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give Valle the right to terminate this option as of the date of such purported transfer or assignment.

          7.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

               In the event of any change in the outstanding Common Stock of the Bank, without receipt by the Bank of additional consideration in lieu of such change (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), the aggregate number or class of Shares subject to this option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan so that your proportionate interest in the Bank by reason of your rights under any unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment by the Board of Directors shall be conclusive.

               In the event of a dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, the Board of Directors shall have the power to cause each outstanding option to terminate, provided that you shall have the right to exercise all or a part of the Shares subject to this option immediately prior to such dissolution, liquidation, merger or consolidation, and purchase Shares subject hereto to the extent of any unexercised portion of this option, subject to the vesting provisions of paragraph 3 hereof.

          8.   SUBJECT TO TERMS OF THE PLAN.

               This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgement of receipt of a copy of the plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board of Directors of Valle or duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.

          9.   EXERCISE OF OPTION CONDITIONED ON APPROVAL.

               Exercise of this option is conditioned upon approval of the Plan by Valle's shareholders and the approval of the Comptroller of the Currency.

          10.  TAX EFFECTS.

               THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. THE FOLLOWING SUMMARY IS INTENDED ONLY AS A GENERAL GUIDE. A TAXPAYER'S PARTICULAR SITUATION MAY BE SUCH THAT SOME VARIATION OF THE GENERAL RULES IS APPLICABLE. ACCORDINGLY, AN OPTIONEE (OR HIS GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

               Under the Internal Revenue Code of 1954, as amended and as presently in effect, the grant of an incentive stock option under the Plan is not a taxable event.

               The exercise of an incentive stock option is not a taxable event if at all times during the period beginning on the date of the granting of the option and ending on the day 3 months (12 months in the event of disability, as disability is defined for purposes of Section 422A) before the date of such exercise, such optionee was an employee of either the corporation granting such option, a parent or a 50% or more owned subsidiary corporation of such corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in certain reorganizations. If such employment periods are not met at the date of exercise, the optionee will recognize, at the date of exercise, ordinary income on the difference between the option price and the fair market value of the shares at the date of exercise.

               If the optionee does not dispose of the Shares within two (2) years after the incentive stock option is granted and holds the Shares at least one (1) year after the date of exercise, the optionee will be taxed on any gain at long-term capital gain rates (maximum rate of 20 percent under the Economic Recovery Tax Act of 1981) when the Shares are sold. If those holding periods are not met, the optionee will recognize, at the date of disposition, ordinary income on the difference between the Option Price and the fair market value of the Shares at the date of exercise (or sale price if lower). Any excess of the sale price over the fair market value of the Shares on the date of exercise will be taxed at capital gains rates. In such a case, Valle would be entitled to a compensation expense deduction for the ordinary income portion recognized by the optionee.

               Valle will not be entitled to a compensation deduction on the bargain element (the difference between the option price of the Shares and their fair market value at the date of exercise) of the option assuming that the Optionee received capital gain treatment.

               The difference between the option price and fair market value of the Shares at the time of exercise will not be an item of tax preference for purposes of the add-on minimum tax. Special rules apply to the exercise of an incentive stock option by the estate of an optionee and to the transfer by an insolvent individual of stock acquired pursuant to the exercise of an incentive stock option.

          11.  RIGHTS AS A SHAREHOLDER.

               You have no rights as a shareholder of Valle with respect to any Shares until the date of the issuance of a stock certificate to you for such Shares.

          12.  NOTIFICATION OF SALE.

               You agree that you, or any person acquiring Shares upon exercise of this Option, will notify Valle not more than five (5) days after any sale or disposition of such Shares.

                                   VALLE DE ORO BANK, N.A.



                                   By
                                     -----------------------------------

Agreed to this           ,
               ---------

day of                     , 19    .
       --------------------    ----


-----------------------------------
Signature of Optionee

                               VALLE DE ORO BANK, N.A.

                                    NON-QUALIFIED

                                STOCK OPTION AGREEMENT

                                                                 Granting Date:


TO:


     We are pleased to notify you that Valle de Oro Bank, N.A. ("Valle") this day hereby grants to you an option to purchase all or any part of ___ shares of the Common Stock of Valle (the "Shares") at the Option Price of _______ per share as a Stock Option under the Valle 1982 Stock Option Plan (the "Plan").

THIS OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN. ONLY CERTAIN PROVISIONS OF THE PLAN ARE SUMMARIZED IN THIS AGREEMENT. A COPY OF THE PLAN IS PROVIDED WITH THIS AGREEMENT.

THIS OPTION MAY BE EXERCISED ONLY IF THE PLAN IS APPROVED BY SHAREHOLDERS HOLDING AT LEAST A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF VALLE.

          1.   PURPOSE OF THE OPTION.

               One of the purposes of the plan is to advance the interests of Valle by stimulating the efforts of full-time salaried officers and employees on behalf of Valle, by granting them financial participation in the progress and success of Valle.

          2.   SIGNATURE ON OPTION AGREEMENT.

               This option cannot be exercised unless you first sign this document in the place provided and return it to the Secretary of Valle before the close of business on the 20th day after the granting date of this option. If you fail to do so, this option will terminate and be of no effect. However, your signing and delivering this letter will not bind you to purchase any of the shares subject to the option. Your obligation to purchase the Shares can arise only when you exercise this option in the manner set forth in Paragraph 3 below.

          3.   TERMS OF OPTION AND EXERCISE OF OPTION.

               Subject to the provisions of Paragraph 4 below and this Paragraph 3, this option can be exercised by you at any time during a period of _____ (____) months from the granting date as follows:

               (a) This option may be exercised immediately to the extent of not more than ____ percent (___%) of the Shares.

               (b) After the expiration of _____ (__) months from the granting date, this option may be exercised to the extent of not more than _____________ percent (____%) of the Shares.

               (c) After the expiration of _____ (___) months from the granting date, this option may be exercised to the extent of an additional ____________ percent (____%) of the Shares.

               (d) After the expiration of _________________ (____) months from the granting date, this option may be exercised to the extent of an additional ________________ percent (____%) of the Shares.

               (e)  After the expiration of _____________________ (___)
months from the granting date, this option may be exercised to the extent of an additional ____________________ percent (____%) of the Shares.

               (f) After the expiration of ________________ (___) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               (g) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               (h) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               (i) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               (j) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               (k) After the expiration of _________ (____) months from the granting date, this option may be exercised to the extent of an additional __________________ percent (___%) of the Shares.

               Any portion of the options that you do not exercise shall accumulate and can be exercised by you any time prior to the expiration of ___________ (____) months from the granting date.

               This option may be exercised by delivering to the Secretary of Valle, payment in full at the Option Price for the number of Shares being purchased in cash or by certified check or official bank check or the equivalent thereof acceptable to

Valle, together with a written notice in a form satisfactory to Valle, signed by you specifying the number of Shares you then desire to purchase and the time of delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date is mutually agreed upon. At such time Valle shall, without transfer or issue tax to you (or such other person entitled to exercise the option), deliver to you (or such other person entitled to exercise the option) at the principal office of Valle, or such other place as shall be mutually acceptable a certificate or certificates for such shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by Valle for such period as may be required for it with reasonable diligence to comply with any requirements of law. No fractional shares shall be issued or delivered.

               As a holder of an option, you shall have the rights of a shareholder with respect to the Shares subject to this option only after such Shares shall have been issued to you upon the exercise of this option.

          4.   TERMINATION OF OFFICE OR EMPLOYMENT

               If your status as an employee or officer of Valle or its Affiliates (as such term is defined in the Plan) is terminated for any reason other than death or cause this option may be exercised within three (3) months from the date of such termination to the extent you were entitled to exercise the option on the date of termination, but in no event may this option be exercised after the expiration of the term of this option. If, however, you are removed from your office or your employment with Valle or its affiliates is terminated for cause as defined in the Plan, this option shall expire at the time notice or advice of such removal or termination is dispatched by Valle or its Affiliates and notwithstanding anything else herein to the contrary, neither you nor your estate shall be entitled to exercise any option with respect to any Shares whatsoever after such removal or termination.

               IN THE EVENT OF YOUR TERMINATION FOR CAUSE, THE BOARD OF DIRECTORS MAY, BY RESOLUTION, PERMIT YOU TO EXERCISE YOUR OPTIONS FOR A PERIOD OF UP TO THIRTY (30) DAYS FROM THE DATE OF TERMINATION OF YOUR EMPLOYMENT.

          5.   DEATH OR DISABILITY

               If you die or become disabled while an officer or employee of Valle or its Affiliates, the option may be exercised in whole or in part by you or your qualified representative (in the event of your mental disability) or by the duly authorized executor of your Will or by the duly authorized administrator or special administrator of your estate (in the event of your death) within twelve (12) months from the date of your death or disability to the extent that you had the right to exercise this option on the date of your death or disability, but in no event after the expiration of the term of this option.

               Disability shall be determined under Section 422A of the Code in effect at the date of such disability. Section 422A of the Code currently uses the definition of Section 105(d)(4) of the code which states:

          "(4) PERMANENT AND TOTAL DISABILITY DEFINED -- For purposes of this subsection, an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnished proof of the existence thereof in such form and manner, and at such time, as the Secretary may require."

          6.   NONTRANSFERABILITY OF OPTION.

               This option shall not be transferable except by Will or the laws of descent and distribution, and this option may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give Valle the right to terminate this option as of the date of such purported transfer or assignment.

          7.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

               In the event of any change in the outstanding Common Stock of the Bank, without receipt by the Bank of additional consideration in lieu of such change (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), the aggregate number or class of Shares subject to this option immediately prior to such event shall be appropriately adjusted by the Board of Directors in accordance with the terms of the Plan so that your proportionate interest in the Bank by reason of your rights under any unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment by the Board of Directors shall be conclusive.

               In the event of a dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation, the Board of Directors shall have the power to cause each outstanding option to terminate, provided that you shall have the right to exercise all or a part of the Shares subject to this option immediately prior to such dissolution, liquidation, merger or consolidation, and purchase Shares subject hereto to the extent of any unexercised portion of this option, subject to the vesting provisions of paragraph 3 hereof.

          8.   SUBJECT TO TERMS OF THE PLAN.

               This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgement of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board of Directors of Valle or duly appointed Committee in its sole discretion, and such determination shall be binding upon all parties.

          9.   EXERCISE OF OPTION CONDITIONED ON APPROVAL.

               Exercise of this option is conditioned upon approval of the Plan by Valle's shareholders and the approval of the Comptroller of the Currency.

          10.  TAX EFFECTS.

               THE FEDERAL TAX CONSEQUENCES OF EMPLOYEE STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. THE FOLLOWING SUMMARY IS INTENDED ONLY AS A GENERAL GUIDE. A TAXPAYER'S PARTICULAR SITUATION MAY BE SUCH THAT SOME VARIATION OF THE GENERAL RULES IS APPLICABLE. ACCORDINGLY, AN OPTIONEE (OR HIS GUARDIAN, ESTATE OR LEGATEE) SHOULD CONSULT WITH HIS OWN TAX ADVISOR BEFORE EXERCISING ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

               Under the Internal Revenue Code of 1954, as amended and as presently in effect, the grant of a non-qualified stock option under the Plan is not a taxable event. However, the exercise of a non-qualified stock option to purchase Shares granted under the Plan results in the realization of ordinary income to the optionee in an amount equal to the difference between the fair market value of the Shares at the date of exercise and the option price. For tax purposes, Valle reports a compensation expense deduction in the same amount. If the option is exercised for all cash, the fair market value of the Shares at the time of exercise then becomes the basis for determination of capital gain or loss upon any subsequent sale of the Shares. This gain will be long-term if the Shares are sold more than twelve months from the date of exercise.

               Where payment of the option price upon exercise of non-statutory options is made in whole or in part through the delivery of shares of common stock of Valle, certain further tax considerations apply.
Gain or loss will not be recognized for tax purposes upon disposition of any shares delivered in payment of the option price. The number of shares received on exercise equal to the number delivered will have the same basis and holding period as the delivered shares. The difference between the fair market value of the remaining shares received on exercise and the amount of cash used to acquire them is compensation for services and therefore is includable in the gross income of the optionee in the year of exercise and deductable by Valle. The total basis of such remaining shares is the amount of compensation stated in the preceeding sentence plus any cash paid upon exercise. For such additional shares the holding period for determining capital gain or loss begins upon the date after the date of the option exercise.

          11.  RIGHTS AS A SHAREHOLDER.

               You have no rights as a shareholder of Valle with respect to any Shares until the date of the issuance of a stock certificate to you for such Shares.

          12.  NOTIFICATION OF SALE.

               You agree that you, or any person acquiring Shares upon exercise of this Option, will notify Valle not more than five (5) days after any sale or disposition of such Shares.

                                       VALLE DO ORO BANK, N.A.

                                       By _______________________

Agreed to this ____,
day of _______________, 19__


_____________________________
Signature of Optionee
DB-503